AMENDED & RESTATED
 EXECUTIVE EMPLOYMENT AGREEMENT

THIS AGREEMENT executed this 19th day of September, 2006, which amends and restates the Executive Employment Agreement dated December 16, 2005, is made as of the 20th day of April, 2004 (Effective Date), between Citizens Financial Services, Inc. (the “Corporation”) and First Citizens National Bank (the “Bank”) and Randall E. Black (the “Executive”).

WHEREAS, the Bank is a subsidiary of the Corporation; and

WHEREAS, any reference to “Corporation” shall mean Corporation or Bank;

WHEREAS, the Corporation and Bank desire to employ the Executive as President and Chief Executive Officer under the terms and conditions set forth herein; and

WHEREAS, the Executive desires to serve the Corporation and Bank in an executive capacity under the terms and conditions set forth in this Agreement;

WHEREAS, the Corporation and the Bank were represented by Shumaker Williams, P.C. and Executive was represented by Ann Pepperman, Esquire, of McNerney, Page, Vanderlin & Hall, during the negotiation of this Agreement;

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and intending to be legally bound hereby, the parties agree as follows:

1. TERM OF EMPLOYMENT.

(a) General. The Corporation and Bank hereby shall employ the Executive and the Executive hereby accepts employment with the Corporation and Bank for a term of three (3) years beginning on April 20, 2004, and ending three years later (the “Employment Period”), subject, however, to prior termination of this Agreement as set forth below. The initial term of this Agreement shall commence on the Effective Date hereof and shall continue through April 20, 2007. This Agreement shall be renewed automatically on June 1 of each year for successive terms of three years each, unless either party notifies the other party at least 90 (ninety) days prior to such date of such party's determination not to renew this Agreement beyond the then existing term. It is the intention of the parties that this Agreement be "Evergreen" unless (i) either party gives written notice to the other party of his or its intention not to renew this Agreement as provided above or (ii) this Agreement is terminated pursuant to Section 12 hereof. Each reference herein to "the term of this Agreement" shall include the initial term and any renewal term. Except in the event Executive retires pursuant to the then current retirement policy, at the end of the term of the Agreement, Executive, if requested, shall submit his resignation for any Board of Director or similar position he may hold at the Bank, Corporation, or its subsidiaries or affiliates.

2. POSITION AND DUTIES. The Executive shall serve as the President and Chief Executive Officer of the Corporation and Bank, reporting only to the Board of Directors of the Corporation and Bank and shall have supervision and control over, and responsibility for, the general management and operation of the Corporation and Bank, and shall have such other powers and duties as may from time to time be prescribed by the Board of Directors of the Corporation and Bank

3. ENGAGEMENT IN OTHER EMPLOYMENT. The Executive will devote his full attention, time and energies to the business of Corporation, Bank and any of their subsidiaries or affiliates. The Executive shall neither engage in any business or commercial activities, duties or pursuits which compete with the business or commercial activities of the Corporation, Bank or any of their subsidiaries or affiliates, nor serve as a director or officer or in any other capacity in a company which competes with the Corporation, Bank or any of their subsidiaries or affiliates. The Executive may continue his activities as disclosed to the Corporation and Bank to date in Connelly Real Estate Inc., subject to any future review for compliance with any regulatory requirements.

4. COMPENSATION/ANNUAL DIRECT SALARY. As compensation for services rendered the Corporation and Bank under this Agreement, the Executive shall be entitled to receive from the Corporation or Bank an annual direct salary of One Hundred Fifty Thousand Dollars ($150,000) per year (the “Annual Direct Salary” and as may be increased in the future), payable in such intervals, consistent with the Bank’s payroll policy prorated for any partial employment period. After the year 2004, the Annual Direct Salary shall be reviewed annually no later than December 31 of the then calendar year and shall be subject to such annual change, but not reduced below the Annual Direct Salary in effect at the time of such review without the Executive’s written consent, as may be set by the Board of Directors of the Corporation and Bank taking into account the position and duties of the Executive and the performance of the Corporation and Bank under the Executive’s leadership.

      5. FRINGE BENEFITS, VACATION, EXPENSES, AND PERQUISITES.

(a)	Employee Benefit Plans. The Executive shall be entitled to participate in or receive benefits under all Bank employment benefit plans including, but not limited to, the management incentive plan, any pension plan, profit-sharing plan, savings plan, or life insurance plan which the Executive’s current grandfather status provides Executive with a death benefit equal to three times Annual Direct Salary, but not to exceed the group life insurance policy limits, and the group long term disability insurance plan as made available by the Bank to its employees subject to and on a basis consistent with terms, conditions and overall administration of such plans and arrangements, including without limitation the eligibility requirements of such plans or arrangements.

(b)
Vacation, Holidays, Sick Days and Personal Days. The Executive shall be entitled to twenty paid vacation days in each calendar year. The Executive shall also be entitled to all paid holidays, sick days and personal days given by the Corporation and/or the Bank to its employees. In addition, irrespective of any change in policy by the Corporation and/or the Bank, the Executive shall be entitled to carry vacation days, sick days, and personal days over for an additional one full year.

(c)
Business Expenses. During the term of his employment hereunder, the Executive shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by him, which are properly accounted for, in accordance with the policies and procedures established by the Board of Directors of the Corporation and/or the Bank for its senior executive officers.

(d)
Automobile. The Executive shall be provided with a company-owned or leased vehicle which may include at Executive’s option a sport utility vehicle or truck reasonably acceptable to Executive and Bank during the Employment Period. The vehicle will be replaced no less than every third year. The vehicle is to be used for Corporation or Bank business and/or business development, and as properly documented as required by applicable Internal Revenue guidelines by Executive for personal business.

(e)
Club Memberships. The Corporation shall provide payment of annual dues and monthly business development expenses for the Executive in connection with a club membership in the market area. Any other contributions (assessments) associated with the club membership are the sole responsibility of the Executive and are to be paid by the Executive.

(f)
Professional Memberships and Continuing Education. The Corporation and/or Bank shall pay all fees and expenses associated with the Executive’s professional memberships and continuing education related to the Executive’s status as a Public Accountant.

(g)	Additional Life Insurance. The Executive has acquired an individual level term thirty (30) year policy (“Term Life Insurance”) with a death benefit of $600,000.00. The Bank shall annually pay Executive $3,000.00 on or within two weeks of the day the annual premium is due, provided that the Executive is an employee pursuant to the terms of this Agreement or as it may be amended or as otherwise provided pursuant to Sections 13(b), 13(c) or 14(c). This amount is to reimburse Executive for the Term Life Insurance Premium and to provide Executive with funds to pay any applicable federal, state and local taxes owed due to the receipt of the Term Life Insurance premium, and is in lieu of performing an annual gross-up calculation.

6. INDEMNIFICATION. The Corporation will indemnify the Executive as required under Pennsylvania and federal law, with respect to any threatened, pending or completed legal or regulatory action, suit or proceeding brought against him by reason of the fact that he is or was a director, officer, employee or agent of the Corporation.

7. LIABILITY INSURANCE. The Bank and/or the Corporation shall use its best efforts  to obtain insurance coverage for the Executive under an insurance policy covering officers and directors of the Bank and Corporation against lawsuits, arbitrations or other legal or regulatory proceedings; however, nothing herein shall be construed to require the Bank and/or the Corporation to obtain such insurance, if the Board of Directors of the Bank and/or the Corporation determine that such coverage cannot be obtained at a reasonable price.

8. RESIDENCE. Irrespective of any existing or future policies of the Corporation or Bank, Executive shall not be required to change his place of residence while employed as President and Chief Executive officer of the Corporation and Bank.

9. UNAUTHORIZED DISCLOSURE. During the term of his employment hereunder, or at any later time, the Executive shall not, without the written consent of the Board of Directors of the Corporation or Bank or a person authorized thereby, knowingly disclose to any person, other than an employee of the Corporation or Bank or a person to whom disclosure is reasonably necessary or appropriate in connection with the performance by the Executive of his duties as an executive of the Corporation or Bank, any confidential information, trade secrets, or know how, obtained by him while in the employ of the Corporation or Bank. Confidential information, trade secrets, or know how includes:

•
any services, products, improvements, formulas, projects, proposals, designs or styles, processes, customers, (including, but not limited to, customers of Corporation, Bank or any of their affiliates or subsidiaries on whom the Executive called or with whom he became acquainted during the term of his employment),

•
methods of business or any business practices, research, product or business plans, customer lists, markets, software, developments, inventions, technology, drawings, engineering, marketing, distribution and sales methods and systems, finances, sales and profit figures, and

•
other business information of Corporation, Bank or any of their subsidiaries or affiliates, the disclosure of which could be or will be materially damaging to the Corporation, Bank or any of their subsidiaries or affiliates.

Provided, however, that confidential information, trade secrets or know how shall not include:
•	any information known generally to the public (other than as a result of unauthorized disclosure by the Executive or any person with the assistance, consent or direction of the Executive), or
•
any information of a type not otherwise considered confidential by persons engaged in the same business or a business similar to that conducted by the Corporation or Bank or any information that must be disclosed as required by law.

10. RETURN OF COMPANY PROPERTY AND DOCUMENTS. The Executive agrees that, at the time of termination of his employment, regardless of the reason for termination, he, as soon as practical, will deliver to Corporation or Bank, any and all company property, including, but not limited to, keys, security codes or passes, mobile telephones, pagers, computers, devices, confidential information (as defined in this Agreement), records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, software programs, equipment, other documents or property, or reproductions of any of the aforementioned items developed or obtained by the Executive during the course of his employment.

11. RESTRICTIVE COVENANT.

(a)  Non-competition and Non-solicitation. The Executive hereby acknowledges and recognizes the highly competitive nature of the business of Corporation and Bank and accordingly agrees that, for the applicable period and the applicable circumstances set forth in Section 11(c) hereof, Executive shall not:

          (i) be engaged, directly or indirectly, either for his own account or as agent, consultant, employee, partner, officer, director, proprietor, investor (except as an investor owning less than 5% of the stock of a publicly owned company) or otherwise of any person, firm, corporation or enterprise engaged in (1) the banking or financial services industry (including bank holding company), or (2) any other activity in which Corporation, Bank or any of their subsidiaries or affiliates are engaged during the Employment Period, in any county in which, a branch, or office of Corporation or any of its subsidiaries is located, or within a fifty (50) mile radius of any branch, or office of Corporation or any of its subsidiaries, any of the foregoing which existed on the date of termination of the Executive’s employment, which radius includes areas located outside of the Commonwealth of Pennsylvania (the “Non-Competition Area”); or

(ii) provide financial or other assistance to any person, firm, corporation, or enterprise engaged in (1) the banking or financial services industry (including bank holding company), or (2) any other activity in which Corporation, Bank or any of their subsidiaries or affiliates are engaged during the Employment Period in the Non-Competition Area; or

(iii) directly or indirectly contact, solicit or induce any person, firm, corporation or other entity who or which is a customer or referral source of Corporation, Bank or any of their subsidiaries or affiliates during the term of Executive’s employment or at the date of termination of Executive’s employment, to become a client, customer or referral service of any other person, firm, corporation or other entity provided that such other person, firm, corporation or other entity competes in any way with the Corporation, Bank or any of their subsidiaries or affiliates; or

(iv) directly or indirectly solicit, induce or encourage any employee of Corporation, Bank or any of their subsidiaries or affiliates, who is employed during the term of Executive’s employment or at the date of termination of Executive’s employment, to leave the employ of Corporation, Bank or any of their subsidiaries or affiliates or to seek, obtain or accept employment with any person or entity other than Corporation, Bank or any of their subsidiaries or affiliates, provided, however, the furnishing of a written reference, requested by an employee, shall not itself be a violation of this restrictive covenant.

(b) Amendment of Restrictive Covenant. It is expressly understood and agreed that, although Executive, Corporation and Bank consider the restrictions contained in Section 11(a) reasonable for the purpose of preserving for Corporation, Bank and any of their subsidiaries or affiliates, their good will and other proprietary rights, if a final judicial determination is made by a court having jurisdiction that the time or territory or any other restriction contained in Section 11(a) is an unreasonable or otherwise unenforceable restriction against the Executive, the provisions of Section 11(a) shall not be rendered void, but shall be deemed amended to apply as to such maximum time and territory and to such other extent as such court may judicially determine or indicate to be reasonable.

      (c) Period of Restrictive Covenant. The provisions of this Section 11 shall be applicable, commencing on the Effective Date this Agreement is entered and ending:
(i) one (1) year after the effective date of termination of employment by Corporation and/or Bank with Cause.
(ii)  two (2) years after the effective date of termination of employment by Corporation and/or Bank without Cause, or resignation by Executive with or without Good Reason; and
(iii) two (2) years if Executive’s employment terminates following a Change of Control during the first year of employment and the payments in Section 14(c) hereof are triggered, and
(iv) thirty (30) months if Executive’s employment terminates following a Change of Control during the second year of employment and the payments in Section 14(c) hereof are triggered, and
(v) three (3) years if Executive’s employment terminates following a Change of Control after the second year of employment and the payments in Section 14(c) hereof are triggered, provided however in all events that the Restrictive Covenant shall continue,
(vi) during such period of time that the executive receives any disability payment pursuant to any disability benefit or policy provided or funded by the Corporation or the Bank whether pursuant to this agreement or a plan or arrangement provided to other Corporation or Bank employees.

(d) Exception to Non-competition. In the event that Executive’s employment is terminated by Corporation and/or Bank for Cause, or by Executive without Good Reason, the Executive may during the applicable period of Restrictive Covenant engage in the practice of Public Accounting. However, the Executive shall comply and shall be subject to Section 11(a)(ii), (iii) and (iv) with regard to services other than accounting services offered by any entity in which he is a partner, shareholder, owner, officer, or employee.

(e) Breach of Restrictive Covenant. It is expressly understood and agreed that if the Executive violates or breaches any provisions of this Section 11, then the provisions of this Section 11 shall apply to the Executive for an additional one (1) year following the date of such violation or breach.

(f) Enforcement of Restrictive Covenant and Unauthorized Disclosure. Executive acknowledges that his breach of any of the restrictions set forth in this Agreement in Sections 9, 10 and 11 will result in irreparable injury which is not compensable in damages or other legal remedies, and Bank and Corporation may seek to obtain injunctive relief against the breach, or threatened breach of this Agreement, and/or specific performance and damages, as well as other legal and equitable remedies including attorney’s fees which may be available and to which Bank and Corporation may be entitled. The right to equitable relief shall include, without limitation, the right to both preliminary and permanent injunctions against any breach or threatened breach and specific performance for the provisions of this Agreement, and in such case, the Employee shall raise no objection, and hereby waives any objection, to the form of relief prayed for in any such proceeding. Employer shall not be required to post a bond or similar assurance should Employer bring any action for equitable relief in order to enforce this Agreement.

12.	TERMINATION.

(a) Death. Notwithstanding any other provisions of this Agreement, this Agreement shall terminate automatically upon the Executive’s death and the Executive’s rights under this Agreement shall cease as of the date of such termination.

(b) Disability. Notwithstanding any other provisions of this Agreement, if, as a result of physical or mental injury or impairment, Executive is unable to perform all of the essential job functions of his position on a full time basis, with or without a reasonable accommodation, and without posing a direct threat to himself and others, for a period in excess of one (1) month, not to exceed six (6) months, all obligations of Bank and Corporation to pay Executive an Annual Direct Salary as set forth in Section 4 of this Agreement are suspended provided, however, in the event Executive does not have sufficient time off or sick leave to cover this period, the Bank shall pay his Annual Direct Salary until the end of the 6th month after the determination by the Board of Directors, in its reasonable discretion, that the Executive is disabled. Any paid time off, sick leave, or short term disability pay Executive may be entitled to receive, pursuant to an established disability plan or program of the Bank and/or Corporation shall be considered part of the compensation Executive shall receive while disabled and shall not be in addition to the compensation received by Executive under this provision of the Agreement. Executive agrees that should he remain unable to perform all of the essential functions of his position on a full time basis, with or without a reasonable accommodation and without posing a direct threat to himself or others, after six (6) months, the Bank and/or Corporation will suffer an undue hardship by continuing Executive in his position. Upon this event, all compensation and employment obligations of the Bank and Corporation under this Agreement shall cease and this Agreement shall terminate. In such event, the time period for the Restrictive Covenant set forth in Section 11(c)(vi) shall control.

     (c) Cause. Notwithstanding any other provisions of this Agreement, the Bank and/or Corporation may terminate the Executive’s employment hereunder for “Cause.” As used in this Agreement, the Bank and/or Corporation shall have “Cause” to terminate the Executive’s employment hereunder upon: (i) the willful failure by the Executive to substantially perform his duties hereunder (other than a failure resulting from the Executive’s incapacity because of physical or mental illness, as provided in Section 12(b) hereof), after notice from the Corporation or Bank and a failure to cure such violation within thirty (30) days of said notice; (ii) the willful engaging by the Executive in misconduct injurious to the Corporation or Bank; (iii) the willful violation by the Executive of the provisions of Sections 3, 8, 9 or 11 hereof, after notice from the Corporation or Bank and a failure to cure such violation within thirty (30) days of said notice; (iv) the dishonesty or gross negligence of the Executive in the performance of his duties; (v) the breach of Executive’s fiduciary duty involving personal profit; (vi) the material violation of any law, rule or regulation governing banks or bank officers or any final cease and desist order issued by a bank regulatory authority; (vii) conduct on the part of Executive which brings public discredit to the Corporation or Bank; (viii) unlawful discrimination by the Executive, including harassment against Corporation or Bank’s employees, customers, business associates, contractors, or visitors; (ix) theft or abuse by Executive of the Corporation or Bank’s property or the property of Corporation or Bank’s customers, employees, contractors, vendors, or business associates; (x) failure of the Executive to follow the good faith lawful instructions of the Board of Directors of Corporation or Bank with respect to its operations, after notice from the Corporation or Bank and a failure to cure such violation within thirty (30) days of said notice; (xi) the direction or recommendation of a state or federal bank regulatory authority to remove the Executive’s position with Corporation and/or Bank as identified herein; (xii) any final removal or prohibition order to which the Executive is subject, by a federal banking agency pursuant to Sections 8(e) and 8(g) of the Federal Deposit Insurance Act; (xiii) the Executive’s conviction of or plea of guilty or nolo contendere to a felony, crime of falsehood or a crime involving moral turpitude, or the actual incarceration of Executive; (xiv) any act of fraud, misappropriation or personal dishonesty; (xv) insubordination; (xvi) misrepresentation of a material fact, or omission of information necessary to make the information supplied not materially misleading, in an application or other information provided by the Executive to the Corporation or any representative of the Corporation in connection with the Executive’s employment with Corporation; (xvii) the existence of any material conflict between the interests of Corporation and the Executive that is not disclosed in writing by the Executive to the Corporation and approved in writing by the Board of Directors of Corporation; or (xviii) the Executive takes action that is clearly contrary to the best interest of the Corporation.

(d) Termination             (d) Termination by Executive. The Executive may terminate his employment hereunder if (i) as a result of physical or mental injury or impairment, Executive is unable to perform all of the essential job functions of his position on a full time basis, with or without a reasonable accommodation, and without posing a direct threat to himself and others, or (ii) for Good Reason. The term “Good Reason” shall mean (1) any assignment to the Executive, without his consent, of any duties other than those contemplated by, or any limitation of the powers of the Executive not contemplated by Section 2 hereof; or (2) any removal of the Executive from any of the positions indicated in Section 2 hereof, except as a result of his regulatory removal and/or in connection with termination of the Executive’s employment for Cause; or (3) failure of the Bank to comply with Sections 2 or 4 hereof, provided such alleged breach is not a result of his regulatory removal and/or in connection with termination of the Executive’s employment For Cause, all after notice from the Executive to the Corporation and Bank that such action or limitation of the Bank or Corporation constitutes Good Reason and the failure to cure such situation within thirty (30) days of said notice, or if said situation cannot be cured within thirty (30) days, within a reasonable time thereafter if a diligent effort is being made by the Corporation and/or the Bank to cure such situation.

13. PAYMENTS UPON TERMINATION ABSENT A CHANGE IN CONTROL.

(a) If the Executive’s employment is terminated by the Executive because of his health as described in Section 12 (d)(i) hereof, or if the Executive’s employment is terminated by the Bank or Corporation because of Executive’s disability or for Cause (as defined herein), the Corporation shall pay the Executive his full Annual Direct Salary through the date of termination at the rate in effect at the time of termination and the Corporation and Bank shall have no further obligation to the Executive under this Agreement.

(b) If the Executive’s employment is terminated by the Corporation or Bank other than pursuant to Sections 12(a) (Death); 12(b) (Disability); or 12(c) (Cause) hereof, then the Corporation shall promptly pay the Executive a lump sum amount equal to and no greater than two (2) times the Executive’s Annual Direct Salary as defined in Section 4, minus applicable taxes and withholdings. In addition, for a period of one (1) year from the date of termination of employment, or until Executive secures substantially similar benefits through other employment, whichever shall first occur, Executive shall receive a continuation of health care and life insurance described in Section 5(a), payments for Executive’s individual life insurance policy as set forth in Section 5(g) in effect with respect to Executive during the one (1) year prior to his termination of employment. In addition the Corporation shall continue for a period of one (1) year from the date of termination of employment, or until Executive secures substantially similar benefits through other employment, whichever shall first occur Executive’s long term disability coverage to the extent Executive remains eligible under the Corporation’s long term disability plan. In the event of a break in service and Executive becomes employed within one year of termination of employment without his new employer offering substantially similar long term disability coverage and Executive would be eligible for the Corporation’s long term disability coverage but for not being an employee of the Corporation, the Corporation shall pay Executive a dollar amount equal to the cost to the Executive of obtaining such benefits in effect with respect to Executive during one (1) year prior to his termination of employment, (or substantially similar benefits) for the remainder of the one year period, not to exceed 125% of the cost to the Corporation of providing long term disability coverage under its group long term policy. If Corporation cannot provide such benefits under the terms of the plans or contracts, Corporation shall pay to Executive, a dollar amount equal to the cost to the Executive of obtaining such benefits (or substantially similar benefits), not to exceed 125% of the cost to the Corporation of obtaining such benefits (or substantially similar benefits). However, in the event the payment described herein, when added to all other amounts or benefits provided to or on behalf of the Executive in connection with his termination of employment, would result in the imposition of an excise tax under Code Section 4999, such payments shall be retroactively (if necessary) reduced to the extent necessary to avoid such excise tax imposition. Upon written notice to Executive, together with calculations of Corporation’s independent auditors, Executive shall remit to Corporation the amount of the reduction, plus such interest, as may be necessary to avoid the imposition of such excise tax. Notwithstanding the foregoing or any other provision of this contract to the contrary, if any portion of the amount herein payable to the Executive is determined to be non-deductible pursuant to the regulations promulgated under Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), the Corporation shall be required only to pay to Executive the amount determined to be deductible under Section 280G.

(c) If the Executive shall terminate his employment for Good Reason, pursuant to Section 12(d)(ii)(1), (2), or (3), then the Corporation shall promptly pay the Executive a lump sum amount equal to and no greater than two (2) times the Executive’s Annual Direct Salary as defined in Section 4, minus applicable taxes and withholdings. In addition, for a period of one (1) year from the date of termination of employment, or until Executive secures substantially similar benefits through other employment, whichever shall first occur, Executive shall receive a continuation of health care and life insurance described in Section 5(a), payments for Executive’s individual life insurance policy as set forth in Section 5(g) in effect with respect to Executive during the one (1) year prior to his termination of employment. In addition the Corporation shall continue for a period of one (1) year from the date of termination of employment, or until Executive secures substantially similar benefits through other employment, whichever shall first occur Executive’s long term disability coverage to the extent Executive remains eligible under the Corporation’s long term disability plan. In the event of a break in service and Executive becomes employed within one year of termination of employment without his new employer offering substantially similar long term disability coverage and Executive would be eligible for the Corporation’s long term disability coverage but for not being an employee of the Corporation, the Corporation shall pay Executive a dollar amount equal to the cost to the Executive of obtaining such benefits in effect with respect to Executive during one (1) year prior to his termination of employment, (or substantially similar benefits) for the remainder of the one year period, not to exceed 125% of the cost to the Corporation of providing long term disability coverage under its group long term policy. If Corporation cannot provide such benefits under the terms of the plans or contracts, Corporation shall pay to Executive, a dollar amount equal to the cost to the Executive of obtaining such benefits (or substantially similar benefits), not to exceed 125% of the cost to the Corporation of obtaining such benefits (or substantially similar benefits). However, in the event the payment described herein, when added to all other amounts or benefits provided to or on behalf of the Executive in connection with his termination of employment, would result in the imposition of an excise tax under Code Section 4999, such payments shall be retroactively (if necessary) reduced to the extent necessary to avoid such excise tax imposition. Upon written notice to Executive, together with calculations of Corporation’s independent auditors, Executive shall remit to Corporation the amount of the reduction, plus such interest, as may be necessary to avoid the imposition of such excise tax. Notwithstanding the foregoing or any other provision of this contract to the contrary, if any portion of the amount herein payable to the Executive is determined to be non-deductible pursuant to the regulations promulgated under Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), the Corporation shall be required only to pay to Executive the amount determined to be deductible under Section 280G.

(d) Notwithstanding any other provision in this section, in the event that Executive is determined to be a key employee as that term is defined by Section 409A of the IRC no payment shall be made until one day following six months from the date of separation from service as that term is defined by Section 409A of the IRC.

    14. PAYMENTS UPON TERMINATION FOLLOWING A CHANGE IN CONTROL.

(a) If a Change in Control (as defined herein) shall occur and if, between the Date of the Change in Control (as defined herein) and one (1) year after the Date of Change in Control (as defined herein), there shall be:

(i) any invol                   (i) any involuntary termination of Executive’s employment (other than for the reasons set forth in Sections 12(a), (b) or (c) of this Agreement); or

(ii) any failure by the acquiring person or entity to offer employment to Executive as of the Date of Change in Control (as defined herein), in a position having equivalent responsibilities, title, authority, except reporting authority, compensation and benefits as Executive received immediately prior to the Change in Control (as defined herein); or

(iii) any reduction in Executive’s title, responsibilities, except reporting responsibilities, or authority, including such title, responsibilities or authority as such may be increased from time to time during the term of this Agreement; or

(iv) the assignment to Executive of duties inconsistent with Executive’s office on the date of the Change in Control or as the same may be increased from time to time after the Change in Control; or

(v) any reassignment of Executive to a location greater than fifty (50) miles from the location of Executive’s office on the date of the Change in Control; or

(vi) any reduction in Executive’s Annual Direct Salary in effect on the date of the Change in Control or as the same may be increased from time to time after the Change in Control; or

(vii) any failure to provide Executive with benefits at least as favorable as those enjoyed by Executive under any of Corporation or Bank’s retirement or pension, life insurance described in Section 5(a), payments for Executive’s individual life insurance policy as set forth in Section 5(g), medical, health and accident, disability or other employee benefit plans in which Executive participated at the time of the Change in Control, or the taking of any action that would materially reduce any of such benefits in effect at the time of the Change in Control, then at the option of Executive, exercisable by Executive within sixty (60) days of the occurrence of any of the foregoing events, Executive may resign from employment with Corporation and Bank (or, if involuntarily terminated, give notice of intention to collect benefits under this Agreement) by delivering a notice in writing (the “Notice of Termination”) to Corporation and Bank and the provisions of Section 14 (c) of this Agreement shall apply.

(b) During the period of time between the execution of an agreement to effect a Change in Control (as defined herein) and the Date of the Change in Control (as defined herein), Executive’s employment may only be terminated for Cause (as defined herein). If, during that period of time, Executive’s employment is terminated for Cause (as defined herein), then all rights of Executive under this Agreement shall cease as of the effective date of such termination. If, during that period of time, Executive’s employment is terminated other than for Cause (as defined herein), then Executive may give notice of intention to collect benefits under this Agreement by delivering a notice in writing (“Notice of Termination”) to Corporation and Bank and the provisions of Section 14(c) of this Agreement shall apply.

(c) In the event that Executive delivers a Notice of Termination (as defined in Section 14(a) of this Agreement) to Corporation and Bank, following the Change in Control, Executive shall be entitled to receive the compensation and benefits set forth below:

(i)  For less than twelve (12) months of continuous service Corporation or Bank shall promptly pay Executive a lump sum amount equal to and no greater than two (2) times the Executive’s Annual Direct Salary as defined in Section 4, minus applicable taxes and withholdings.
(ii)  For more than twelve (12) months of continuous service Corporation or Bank shall promptly pay Executive a lump sum amount equal to his two and one-half (2.5) times the Executive’s then current Annual Direct Salary as defined in Section 4.
(iii) For more than twenty-four (24) months of continuous service Corporation or Bank shall promptly pay Executive a lump sum amount equal to his two and ninety-nine hundredths (2.99) times the Executive’s then current Annual Direct Salary as defined in Section 4.

In addition, for a period of one (1) year from the date of termination of employment, or until Executive secures substantially similar benefits through other employment, whichever shall first occur, Executive shall receive a continuation of health care and life insurance described in Section 5(a), payments for Executive’s individual life insurance policy as set forth in Section 5(g) in effect with respect to Executive during the one (1) year prior to his termination of employment. In addition the Corporation shall continue for a period of one (1) year from the date of termination of employment, or until Executive secures substantially similar benefits through other employment, whichever shall first occur Executive’s long term disability coverage to the extent Executive remains eligible under the Corporation’s long term disability plan. In the event of a break in service and Executive becomes employed within one year of termination of employment without his new employer offering substantially similar long term disability coverage and Executive would be eligible for the Corporation’s long term disability coverage but for not being an employee of the Corporation, the Corporation shall pay Executive a dollar amount equal to the cost to the Executive of obtaining such benefits in effect with respect to Executive during one (1) year prior to his termination of employment, (or substantially similar benefits) for the remainder of the one year period, not to exceed 125% of the cost to the Corporation of providing long term disability coverage under its group long term policy. If Corporation cannot provide such benefits under the terms of the plans or contracts, Corporation shall pay to Executive, a dollar amount equal to the cost to the Executive of obtaining such benefits (or substantially similar benefits), not to exceed 125% of the cost to the Corporation of obtaining such benefits (or substantially similar benefits). However, in the event the payment described herein, when added to all other amounts or benefits provided to or on behalf of the Executive in connection with his termination of employment, would result in the imposition of an excise tax under Code Section 4999, such payments shall be retroactively (if necessary) reduced to the extent necessary to avoid such excise tax imposition. Upon written notice to Executive, together with calculations of Corporation’s independent auditors, Executive shall remit to Corporation the amount of the reduction, plus such interest, as may be necessary to avoid the imposition of such excise tax. Notwithstanding the foregoing or any other provision of this contract to the contrary, if any portion of the amount herein payable to the Executive is determined to be non-deductible pursuant to the regulations promulgated under Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), the Corporation shall be required only to pay to Executive the amount determined to be deductible under Section 280G.

15. DEFINITION OF CHANGE IN CONTROL. For purposes of this Agreement, the term “Change in Control” shall mean: A change in control (other than one occurring by reason of an acquisition of the Corporation or Bank by Executive) of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A and any successor rule or regulation promulgated under the Securities Exchange Act of 1934 (the “Exchange Act”) if Corporation or Bank were subject to the Exchange Act reporting requirements; provided that, without limiting the foregoing, such a change in control shall be deemed to have occurred if the Board of Directors certifies that one of the following has occurred:

(a)
any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than the Corporation or Bank or any “person” who on the date hereof is a director or officer of the Corporation or Bank is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation or Bank representing fifty percent (50%) or more of the combined voting power of the Corporation’s or Bank’s then outstanding securities, or

(b)
during any period of one (1) year during the term of Executive’s employment under this Agreement, individuals who at the beginning of such period constitute the Board of Directors of the Corporation or Bank cease for any reason to constitute at least a majority thereof, unless the election of each director who was not a director at the beginning of such period has been approved in advance by directors representing at least two-thirds of the directors then in office who were directors at the beginning of the period;

(c)	a merger, consolidation or business combination with the Corporation and/or Bank occurs.

(d)	Notwithstanding any other provision in this section, in the event that Executive is determined to be a key employee as that term is defined by Section 409A of the IRC no payment shall be made until one day following six months from the date of separation from service as that term is defined by Section 409A of the IRC.

(c) a merger,

     16.  DEFINITION OF DATE OF CHANGE IN CONTROL. For purposes of this Agreement, the Date of Change in Control shall mean:

(a) the first date on which a single person and/or entity, or group of affiliated persons and/or entities, acquire the beneficial ownership of fifty percent (50%) or more of the Corporation’s voting securities, or more than fifty percent (50%) of the total fair market value of the Corporation, or

(b) the date of the closing of an Agreement, transferring all or substantially all of the Bank or Corporation’s assets, or

(c) the date on which a merger, consolidation or business combination is consummated, as applicable, or

(d) the date on which individuals who formerly constituted a majority of the Board of Directors of the Bank or Corporation under Section 15(b) hereof and the replacement Directors otherwise approved under Section 15(b), ceased to be a majority within a one year period.

17. DAMAGES FOR BREACH OF CONTRACT. In the event of a breach of this Agreement by either the Corporation, Bank or the Executive resulting in damages to another party to this Agreement, that party may recover from the party breaching the Agreement, only those damages as set forth herein. In no event shall any party be entitled to the recovery of attorney’s fees or costs except as provided in Sections 11(f) and 18.

18. ARBITRATION. Corporation, Bank and Executive recognize that in the event a dispute should arise between them concerning the interpretation or implementation of this Agreement, lengthy and expensive litigation will not afford a practical resolution of the issues within a reasonable period of time. Consequently, with the exception of the Unauthorized Disclosure Provisions of Section 9, and the Restrictive Covenant provisions in Section 11 which the Corporation or Bank may seek to enforce in any court of competent jurisdiction, each party agrees that all disputes, disagreements and questions of interpretation concerning this Agreement are to be submitted for resolution, in Williamsport, Pennsylvania, to the American Arbitration Association (the “Association”) in accordance with the Association’s National Rules for the Resolution of Employment Disputes or other applicable rules then in effect (“Rules”). Corporation, Bank or Executive may initiate an arbitration proceeding at any time by giving notice to the other in accordance with the Rules. Corporation, Bank and Executive may, as a matter or right, mutually agree on the appointment of a particular arbitrator from the Association’s pool. The arbitrator shall not be bound by the rules of evidence and procedure of the courts of the Commonwealth of Pennsylvania but shall be bound by the substantive law applicable to this Agreement. The arbitration proceeding and all filing, testimony, documents, and information, relating to or presented during the evaluation proceeding, shall be disclosed exclusively for the purpose of facilitating the arbitration process and for no other purpose and shall be deemed to be information subject to the confidentiality provisions of this Agreement. The decision of the arbitrator, absent fraud, duress, incompetence or gross and obvious error of fact, shall be final and binding upon the parties and shall be enforceable in courts of proper jurisdiction. Following written notice of a request for arbitration, Corporation, Bank and Executive shall be entitled to an injunction restraining all further proceedings in any pending or subsequently filed litigation concerning this Agreement, except as otherwise provided herein. The Arbitrator or the Court, (which ever is applicable) may award the prevailing party in a dispute reasonable counsel fees not to exceed $25,000.

19. NOTICE. For the purposes of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when hand-delivered or mailed by United States certified mail, return receipt requested, postage prepaid, addressed as follows:

If to the Executive:	Randall E. Black 22 Double R Lane Liberty, PA 16930
with a copy to:	Ann Pepperman, Esquire McNerney, Page, Vanderlin & Hall 433 Market Street P. O. Box 7 Williamsport, PA 17703
If to the Bank:	R. Lowell Coolidge, Chairman 15 South Main Street Mansfield, PA 16933
with a copy to:	Paul A. Adams, Esquire Shumaker Williams, P.C. P. O. Box 88 Harrisburg, PA 17108
If to the Corporation:	R. Lowell Coolidge, Chairman 15 South Main Street Mansfield, PA 16933
with a copy to:	Paul A. Adams, Esquire Shumaker Williams, P.C. P. O. Box 88 Harrisburg, PA 17108

or to such other address as any party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

20. SUCCESSORS. This Agreement shall inure to the benefit of and be binding upon the Executive, his personal representatives, heirs or assigns and to the Bank and/or the Corporation and any of their successors or assigns.

21. SEVERABILITY. If any provision of this Agreement is declared unenforceable for any reason, the remaining provisions of this Agreement shall be unaffected thereby and shall remain in full force and effect.

22. AMENDMENT. This Agreement may be amended or canceled only by mutual agreement of the parties in writing.

23. PAYMENT OF MONEY DUE DECEASED EXECUTIVE. In the event of Executive’s death, any monies that may be due him from the Corporation or Bank under this Agreement as of the date of death, shall be paid to the person designated by him in writing for this purpose, or in the absence of any such designation, to his estate.

24. LAW GOVERNING. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania provided that this Agreement shall also be interpreted as is minimally required to qualify any payment as not triggering any penalty on the Executive, the Corporation or the Bank pursuant to Section 409A of the IRC.

25. E            25. ENTIRE AGREEMENT. This Agreement supersedes any and all agreements, either oral or in writing, between the parties with respect to the employment of the Executive by the Corporation and Bank, and this Agreement contains all the covenants and agreements between the parties with respect to the subject matter of this Agreement.

IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have caused this Agreement to be duly executed in their respective names and, in the case of the Corporation and Bank, by its authorized representatives the day and year above mentioned.

FIRST CITIZENS NATIONAL BANK

ATTEST: /s/ Terry B. Osborne	By:	/s/ R. Lowell Coolidge

Chairman of the Board

CITIZENS FINANCIAL SERVICES, INC.

ATTEST: /s/ Terry B. Osborne	By:	/s/ R. Lowell Coolidge

Chairman of the Board

WITNESS: /s/ Gina Marie Boor	By:	/s/ Randall E. Black

"Executive"